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                                                                    Exhibit 99.1

                      PRESS RELEASE DATED SEPTEMBER 5, 2002


FOR IMMEDIATE RELEASE


                    SONICBLUE STREAMLINES BUSINESS STRUCTURE

   Company To Review Restructuring Strategy and Corporate Guidance on Conference Call

        SANTA CLARA, Calif., September 5, 2002 -- SONICblue(TM) Incorporated (Nasdaq: SBLU) announced today that the Company will streamline its business structure. This process, which includes a reduction in force and consolidating certain business units into the Santa Clara facility, began today and will be implemented by year's end.

        The reduction in force, which will decrease SONICblue's overall staff by approximately 25 percent, includes corporate officers Roger Hackett, senior vice president of sales, and Andy Wolfe, chief technology officer. In addition, certain functions currently housed in Scottsdale, AZ, and the audio business currently located in Tigard, OR will be consolidated into the Santa Clara facility.

        "This was a difficult decision for everyone involved, but is an important step in our drive towards improved financial performance," said Greg Ballard, chief executive officer, SONICblue. "We are eliminating redundancies and recognizing synergies within the organization wherever possible, which we believe will allow us to significantly decrease our cost structure."

        A conference call is scheduled for Friday Sept. 6, 2003 at 5:30 a.m. PT. Gregory Ballard, interim CEO, and Marcus Smith, interim CFO, will review the Company's business strategy, today's changes and provide guidance for the quarter, followed by a question and answer period.

        The domestic dial in number for the live audio call beginning at 5:30 a.m. PT on Sept. 6 is: (800) 857-4257, International: (630) 395-0348 Passcode:
SONICblue. Please dial in at least ten minutes prior to the conference in order for the operator to connect you to the call.

        A replay of the call will be available from 7:30 a.m. PT on Sept. 6 until 5 p.m. Pacific Time on Sept. 13, 2002 by dialing: (800) 366-0192,
International: (402) 344-6816 Passcode: SONICblue

ABOUT SONICBLUE INCORPORATED (www.SONICblue.com)

        SONICblue is a leader in the converging Internet, digital media, entertainment and consumer electronics markets. Working with partners that include some of the biggest brands in consumer



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electronics, SONICblue creates and markets products that let consumers enjoy all the benefits of a digital home and connected lifestyle. SONICblue holds significant financial assets, global marketing capabilities and a focused technology portfolio that includes Rio(R) digital audio players; ReplayTV(R) personal television technology and software solutions; and Go-Video(R) integrated DVD+VCRs, Dual-Deck(TM) VCRs, and digital home theater systems.

                                     # # #

FOR MORE INFORMATION:

PRESS CONTACT:                                     INVESTOR RELATIONS:

Amanda Sanyal                                      Ian Shea

SONICblue                                          SONICblue

408-588-8060                                       408-588-8242

asanyal@sonicblue.com                              ir@sonicblue.com


Except for the historical information contained herein, the matters set forth in this press release, including statements as to the success, size and nature of the restructuring, and expected decreases in the Company's cost structure, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the Company's ability to implement its business plan and reduce expenses, the impact of competitive products and pricing and of alternative technological advances, manufacturing difficulties, fluctuations in consumer demand due to economic developments and uncertainties, and other risks detailed from time to time in the SEC reports of SONICblue Incorporated, including its annual report on Form 10-K for the period ended December 31, 2001 and its quarterly report on Form 10-Q for the quarter ended June 30, 2002. These forward-looking statements speak only as of the date hereof. SONICblue disclaims any obligation to update these forward-looking statements.

SONICblue is a trademark of SONICblue Incorporated. ReplayTV, Go-Video and Rio are registered trademarks of SONICblue Incorporated. All other products and brand names as they appear in this release are trademarks or registered trademarks of their respective holders.